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                                                      Reg S-K
                                                      Item 601
                                                      Exhibit 3.1
                                                      Page 1 of 16





                                    BY-LAWS

                                       OF

                            BERKSHIRE HATHAWAY INC.
                      (as amended through April 29, 1991)


                                   SECTION 1

                         Certification of Incorporation

     1.1. The nature of the business or purposes of the corpo-ration shall be as set forth in its certificate of incorporation. These by-laws, the powers of the corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation; and the certifi-cate of incorporation is hereby made a part of these by-laws. In these by-laws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of Delaware) of the corporation as from time to time in effect, and references to these by-laws or to any requirement or provision of law mean these by-laws or such requirement or provision of law as from time to time in effect.

                                   SECTION 2

                                    Offices

     2.1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New
Castle, Delaware.

     2.2. Other Offices. The corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors of the corporation from time to time may determine or as the business of the corporation may require.
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                                 Page 2 of 16

                                   SECTION 3

                                  Stockholders

     3.1. Annual Meeting. The annual meeting of the stockhold-ers shall be held at nine-thirty o'clock in the forenoon on the last Monday in April in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may be specified by the chairman of the board or by a majority of the directors then in office or by vote of the board of directors and of which notice was given in the notice of the meeting. Notwithstanding the foregoing, the first annual meeting of the corporation shall be held in the year 1974.

     3.2. Special Meeting in Place of Annual Meeting. If the election for directors shall not be held on the day designated by these by-laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if trans-acted or held at the annual meeting, and in such case all refer-ences in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 3.3.

     3.3. Special Meetings. A special meeting of the stock-holders may be called at any time by the chairman of the board or
by the board of directors.   A special meeting of the stockhold-
ers shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors or of one or more stockholders who are entitled to vote and who hold at least fifty percent of the capital stock issued and outstanding. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.
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                                 Page 3 of 16

     3.4. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

     3.5. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meet-ing, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat; and to each stockhold-er who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stock-holders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjournment session by such stockholder is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transac-tion of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

     3.6. Quorum of Stockholders. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.
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                                 Page 4 of 16

     3.7. Action by Vote. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     3.8. Action without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

     If action is taken by less than unanimous consent of stock-holders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent and a certificate signed and attested to by the secretary that prompt notice was given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

     In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

     3.9. Proxy Representation. Every stockholder may autho-rize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact or be authorized by such other means as is provided in
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                                 Page 5 of 16

Section 212 of the Delaware General Corporation
Law. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjourn-ment thereof.

     3.10. Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock having voting power held by such stockholder.

     3.11. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name.
Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least ten days prior to the meeting either at the place within the city where the meeting is to be held, which place should be specified in the notice of such meeting, or at the place where such meeting is to be held, and shall also be produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

                                   SECTION 4

                               Board of Directors

     4.1. Number. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     4.2. Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disquali-fied.
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                                 Page 6 of 16

     4.3. Powers. The business of the corporation shall be managed by the board of directors who shall have and may exercise all the power of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

     4.4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other action.

     4.5. Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of the business by the board of


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                                 Page 7 of 16

directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

     4.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such place within or without the State of Delaware and at such times the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     4.7. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board or any one of the directors calling the meeting.

     4.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     4.9. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors consti-tuting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     4.10. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.
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                                 Page 8 of 16

     4.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meeting of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

     4.12. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses in-curred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this Section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

     4.13.  Interested Directors and Officers.

     (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (3)  The contract or transaction is fair as to the
     corporation as of the time it is authorized, approved or
     ratified, by the board of directors, a committee thereof, or the stockholders.
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                                 Page 9 of 16

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   SECTION 5

                              Officers and Agents

     5.1. Enumeration; Qualification. The officers of the corporation shall be a chairman of the board, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a vice-chairman of the board, one or more vice presidents and a controller. The corpo-ration may also have such agents, if any, as the board of direc-tors from time to time may in its discretion choose. Any officer may be, but none except the chairman and any vice-chairman of the board need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful perfor-mance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

     5.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and power herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

     5.3. Election. The officers may be elected to the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

     5.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes dis-qualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or the officer who then holds agent appointive power.

     5.5.   Chairman and Vice-Chairman of the Board of Directors.
Except as otherwise voted by the directors, the chairman of the board shall be the chief executive officer of the corporation, he
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                                Page 10 of 16

shall preside at all meetings of the stockholders and directors at which he is present and shall have such other powers and duties as the board of directors, executive committee or any other duly authorized committee shall from time to time desig-nate.

     Except as otherwise voted by the directors, the vice-chair-man of the board, if any is elected or appointed, shall assume the duties and powers of the chairman of the board in his absence and shall otherwise have such duties and powers as shall be designated from time to time by the board of directors.

     5.6. Vice Presidents. Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the chairman of the board.

     5.7. Treasurer and Assistant Treasurers. Except as otherwise voted by the directors, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the chairman of the board. If no controller is elected, the treasurer shall also have the duties and powers of the controller.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of direc-tors, the chairman of the board or the treasurer.

     5.8. Controller and Assistant Controllers. If a control-ler is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the chairman of the board or the treasurer.

     Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of direc-tors, the chairman of the board, the treasurer or the controller.

     5.9. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to action by stockholder or director consent. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer
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                                Page 11 of 16

records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be desig-nated by the board of directors or the chairman of the board.

     Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of direc-tors, the chairman of the board or the secretary.
                                   SECTION 6

                           Resignations and Removals

     6.1. Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the elec-tion of directors. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.


                                   SECTION 7

                                   Vacancies

     7.1 If the office of the chairman of the board or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the chairman of the board, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes dis-qualified. Any vacancy of a directorship shall be filled as specified in Section 4.4 of these by-laws.


                                   SECTION 8

                                 Capital Stock

     8.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificates shall be signed by the chairman or vice chairman of the board of directors, or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

     8.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim or account thereof, as the board of directors may prescribe.


                                   SECTION 9

                          Transfer of Shares of Stock


     9.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     9.2. Record Date and Closing Transfer Books. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distributions or allotment of any rights, or entitled to exercise any rights in respect of any change, conver-sion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of busi-ness on the day next preceding the day on which the meeting is held.

     (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

     (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   SECTION 10

                   Indemnification of Directors and Officers

     10.1. Right to Indemnification. Each director or officer of the corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein-after a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the corporation, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the corporation has joined in or consented to the initiation of such proceeding (or part thereof). The corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the corporation, and to directors, officers, employees and agents of the Company's subsidiaries, with the same scope and effect as the foregoing indemnification of directors and offi-cers. Notwithstanding anything in this Section 10 to the con-trary, no person shall be entitled to indemnification pursuant to this Section on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase and sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

     10.2. Non-Exclusivity of Rights. The right to indemnifica-tion and the payment of expenses incurred in defending a proceed-ing in advance of its final disposition conferred in this Section 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stock-holders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Sec-tion 10.

     10.3. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     10.4. Expenses as a Witness. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

     10.5. Indemnity Agreements. The corporation may enter into indemnity agreements with the persons who are members of its board of directors from time to time, and with such officers, employees and agents of the corporation and with such officers, directors, employees and agents of subsidiaries as the board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons as contemplated by this Section 10, and to include any other substantive or proce-dural provisions regarding indemnification as are not inconsis-tent with the General Corporation Law of Delaware. The provi-sions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Section 10.

     10.6.  Definition of Corporation.  For purposes of this
Section 10 reference to "the corporation" includes all constitu-ent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   SECTION 11

                                 Corporate Seal

     11.1. The seal of the corporation shall, subject to alter-ation by the directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the corporation and the year of its organization, cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   SECTION 12

                              Execution of Papers

     12.1. Except as the board of directors may generally or in some particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board or by one of the vice presidents or by the treasurer.


                                   SECTION 13

                                  Fiscal Year

     13.1. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December of each year.


                                   SECTION 14

                                   Amendments

     14.1. These by-laws may be made, altered, amended or repealed by vote of a majority of the directors in office or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether made, altered, amended or repealed by the stockholders or directors, may be altered, amended or reinstated, as the case may be, by either the stockholders or by the direc-tors as hereinbefore provided.